SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  OCTOBER 25, 1996


               BLUE BIRD CORPORATION                                      BLUE BIRD BODY COMPANY
           (Exact name of Co-Registrant                                  (Exact name of Registrant
           as specified in its charter)                                as specified in its charter)

                     DELAWARE                                                     GEORGIA
   (State or other jurisdiction of incorporation)             (State or other jurisdiction of incorporation)

                    33-49544-01                                                  33-49544
             (Commission File Number)                                    (Commission File Number)

                    13-3638126                                                  58-0813156
      (I.R.S. Employer Identification Number)                     (I.R.S. Employer Identification Number)

                3920 ARKWRIGHT ROAD                                         3920 ARKWRIGHT ROAD
               MACON, GEORGIA  31210                                       MACON, GEORGIA  31210
     (Address of principal executive offices)                    (Address of principal executive offices)

                  (912) 757-7100                                              (912) 757-7100
         (Registrant's telephone number,                             (Registrant's telephone number,
              including area code)                                         including area code)
  /TABLE

          Item 5.   Other Events.

                   On October 25, 1996, Blue Bird Body Company (the "Company") entered into agreements (the "Repurchase Agreements") with certain holders of an aggregate principal amount of $45.5 million of the Company's outstanding 11-3/4% Senior Subordinated Notes due 2002, Series B (the "Notes"), pursuant to which such holders agreed, subject to certain conditions, to sell their Notes to the Company for cash at a price based upon a premium over the applicable U.S. Treasury rate. In connection with their agreement to sell their Notes to the Company, such holders have also consented to amendments to the indenture governing the Notes that would eliminate substantially all of the restrictive covenants relating to the Notes. The transactions contemplated by the Repurchase Agreements are expected to close in mid-November, 1996, in connection with the financing currently contemplated by the Company.





























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                                    SIGNATURES


                   Pursuant to the requirements of the Securities Ex-change Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       BLUE BIRD CORPORATION



                                       By:    /s/ William T. Gourley
                                           Name:  William T. Gourley
                                           Title: Vice President --
                                                     Controller


                                       BLUE BIRD BODY COMPANY



                                       By:    /s/ William T. Gourley
                                           Name:  William T. Gourley
                                           Title: Vice President --
                                                     Controller





         Date:  November 1, 1996








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